UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HEALTHWAYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3841 Green Hills Village Drive
Nashville, Tennessee 37215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of Healthways, Inc.:

The Annual Meeting of Stockholders of Healthways, Inc., a Delaware corporation (the “Company”), will be held at the Franklin Marriott, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067 at 9:00 a.m., local time, on Friday, February 2, 2007 for the following purposes:

(1) To elect four (4) directors to hold office for a term of three (3) years or until their successors have been elected and qualified and to elect one director to hold office for a term of two (2) years or until his successor has been duly elected and qualified;

(2) To consider and act upon a proposal to adopt a new 2007 Stock Incentive Plan (the “2007 Plan”);

(3) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007; and

(4) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

The proxy statement and form of proxy accompanying this notice are being mailed to stockholders on or about December 22, 2006. Only stockholders of record at the close of business on December 6, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

We hope very much that you will be able to attend the meeting. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States, or to vote by toll-free telephone or internet as described in the enclosed proxy card.

By Order of the Board of Directors,

Thomas G. Cigarran
Chairman

December 22, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 ADOPTION OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
Performance Graph
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS
DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT TO STOCKHOLDERS SHARING AN ADDRESS
MISCELLANEOUS
HEALTHWAYS, INC. 2007 STOCK INCENTIVE PLAN

HEALTHWAYS, INC.
3841 Green Hills Village Drive
Nashville, Tennessee 37215

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
Friday, February 2, 2007

The enclosed proxy is solicited by the Board of Directors on behalf of Healthways, Inc. for use at the Annual Meeting of Stockholders to be held on Friday, February 2, 2007, at 9:00 a.m., local time, at the Franklin Marriott, 700 Cool Springs Boulevard, Franklin, Tennessee, 37067, and at all adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Company’s Annual Report containing its audited financial statements for the fiscal year ended August 31, 2006 is being mailed together with this Proxy Statement to all stockholders entitled to vote. Copies of the proxy, this proxy statement and the attached notice are being sent to stockholders on or about December 22, 2006.

In addition to solicitations by mail, certain of the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile, email and personal interviews, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. All costs of this solicitation will be borne by the Company, including expenses in connection with preparing, assembling and mailing this proxy statement. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $15,000, plus reimbursable expenses.

In the election of directors, you may vote “FOR” all of the nominees or your vote may be to “WITHHOLD AUTHORITY” with respect to one or more of the nominees. For the approval of the 2007 Plan and the ratification of the selection of Ernst & Young LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN”, it has the same effect as a vote “AGAINST.” Shares represented by such proxies will be voted in accordance with the choices specified thereon. If you sign your proxy card without giving specific voting instructions, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1, FOR the approval of the 2007 Plan set forth under Proposal No. 2, and FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm for fiscal 2007 set forth under Proposal No. 3. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Votes are counted by the Company’s transfer agent. In the election for directors, the five persons receiving the highest number of “FOR” votes will be elected. The proposals to adopt the 2007 Plan and to ratify the selection of the auditors require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of the Company’s directors and the ratification of the appointment of Ernst & Young LLP as independent auditors, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items such as the adoption of the 2007 Plan, absent instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. For the proposals requiring the affirmative vote of those shares present and entitled to vote, such as Proposals No. 2 and 3, broker non-votes will not affect the outcome of the vote.

A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by toll-free telephone or the internet.

Each share of the Company’s common stock, $.001 par value (the “Common Stock”), issued and outstanding on the record date, December 6, 2006, will be entitled to one vote on all matters to come before the meeting. Cumulative voting is not permitted. As of December 6, 2006, there were outstanding 34,782,973 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent (5%) of the Company’s Common Stock, its only voting security, and with respect to the beneficial ownership of the Company’s Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. The information set forth below is based on ownership information received by the Company as of December 6, 2006. Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership(1)		Percent of Class(1)

FMR Corp	4,125,855	(2)	11.86%
82 Devonshire Street Boston, MA 02109
William Blair & Company LLC	3,860,105	(3)	11.10%
222 W. Adams Chicago, IL 60606
Earnest Partners LLC	3,800,549	(2)	10.93%
75 Fourteenth Street, Suite 2300 Atlanta, GA 30309
Thomas G. Cigarran**	710,427	(4)	2.02%
Ben R. Leedle, Jr.****	693,058	(5)	1.95%
Henry D. Herr**	430,682	(6)	1.24%
Robert E. Stone***	301,645	(7)	*
Donald B. Taylor***	260,836	(8)	*
William C. O’Neil, Jr.**	254,272	(9)	*
L. Ben Lytle*****	123,305	(10)	*
James E. Pope, M.D.***	75,438	(11)	*
C. Warren Neel, Ph. D.**	67,230	(9)	*
Frank A. Ehmann**	55,432	(9)	*
John W. Ballantine**	45,000	(12)	*
Jay C. Bisgard, M.D.**	40,000	(13)	*
Matthew E. Kelliher***	30,181	(14)	*
Mary Jane England, M.D.**	15,000	(15)	*
Alison Taunton-Rigby, Ph. D.**	—		*
John A. Wickens*****	600	(16)	*
All directors and executive officers as a group (19 persons)	3,481,003	(17)	9.45%

*	Indicates ownership of less than one percent of the Company’s outstanding Common Stock.

**	Director of the Company

***	Named Executive Officer

****	Director and Named Executive Officer

*****	Director Nominee

(1)
 Pursuant to the rules of the Commission, certain shares of the Company’s Common Stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date hereof pursuant to the exercise of stock options or other securities are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options or other securities held by the other directors and executive officers of the Company which are exercisable within 60 days of the record date hereof, are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(2)	Information with respect to stock ownership is based upon a Form 13F, dated September 30, 2006 filed with the Commission.

(3)	Information with respect to stock ownership is based upon a Schedule 13G, dated November 30, 2006 filed with the Commission.

(4)	Includes 345,646 shares issuable upon the exercise of outstanding options.

(5)	Includes 690,876 shares issuable upon the exercise of outstanding options.

(6)	Includes 28,464 shares owned by Mr. Herr’s wife, 45,972 shares held in trust, and 4,070 shares held in trust by Mr. Herr’s wife.

(7)	Includes 147,502 shares issuable upon the exercise of outstanding options.

(8)	Includes 7,080 shares owned by Mr. Taylor’s wife, 920 shares held in trust, and 252,500 shares issuable upon the exercise of outstanding options.

(9)	Includes 20,000 shares issuable upon the exercise of outstanding options.

(10)	Includes 76,585 held in trust and 46,720 held in escrow.

(11)	Includes 75,000 shares issuable upon the exercise of outstanding options.

(12)	Includes 10,000 shares held in trust and 35,000 shares issuable upon the exercise of outstanding options.

(13)	Includes 5,000 shares held in trust and 35,000 shares issuable upon the exercise of outstanding options.

(14)	Includes 30,000 shares issuable upon the exercise of outstanding options.

(15)	Includes 15,000 shares issuable upon the exercise of outstanding options.

(16)	Includes 600 shares held jointly by Mr. Wickens and his wife.

(17)	Includes 2,052,024 shares issuable upon the exercise of outstanding options.

CORPORATE GOVERNANCE

Board of Directors Information

The Board of Directors of the Company held nine meetings during the fiscal year ended August 31, 2006. All of the members of the Board of Directors, except Messrs. Cigarran, Herr and Leedle are “independent,” as defined by applicable law and the NASDAQ Stock Market (“NASDAQ”) listing standards. Mr. Lytle, a nominee for director, is a party to a consulting agreement with the Company, on the terms described below, and would not be deemed “independent” as defined by the NASDAQ listing standards. It is anticipated that, if elected, Mr. Wickens would be an independent director as defined by applicable law and the NASDAQ listing standards. The Board of

Directors has a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee.

Each of the incumbent directors of the Company attended at least 75% of the aggregate of the total number of meetings held during fiscal 2006 by the Board of Directors and each committee of which such director was a member.

Committees of the Board of Directors

Compensation Committee

During fiscal 2006, the Compensation Committee consisted of Messrs. Ehmann and Ballantine and Drs. Bisgard, England and Neel and was chaired by Dr. Bisgard. All of the directors on the Compensation Committee are independent directors as defined under applicable law and NASDAQ listing standards. The Compensation Committee is responsible for overseeing the overall compensation strategies and policies of the Company, reviewing and approving the compensation of the Company’s chief executive officer and other executive officers and administering the Company’s compensation plans. The Compensation Committee’s Charter, which is available on the Company’s website at www.healthways.com, provides a detailed description of its duties and responsibilities. The Compensation Committee held seven meetings during fiscal 2006.

Nominating and Corporate Governance Committee

During fiscal 2006, the Nominating and Corporate Governance Committee consisted of Mr. O’Neil and Drs. Neel, England, and Taunton-Rigby, who was appointed to the committee in November 2005 in connection with her appointment to the Board of Directors, and was chaired by Dr. Neel. All of the directors on the Nominating and Corporate Governance Committee are independent directors as defined under applicable law and NASDAQ listing standards. The Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become members of the Board of Directors and recommending such individuals to the Board of Directors for election to the Board of Directors and developing and recommending to the Board of Directors corporate governance principles applicable to the Company. The Nominating and Corporate Governance Charter, which is available on the Company’s website at www.healthways.com, provides a detailed description of the Nominating and Corporate Governance Committee’s responsibilities and sets forth the director nomination process. The Nominating and Corporate Governance Committee held five meetings during fiscal 2006.

Audit Committee

During fiscal 2006, the Audit Committee consisted of Messrs. Ehmann, O’Neil, Ballantine and Dr. Bisgard, each of whom is independent as defined by applicable law and the NASDAQ listing standards, and was chaired by Mr. Ballantine. The Company has, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience which results in the individual’s financial sophistication. The Audit Committee meets with the Company’s independent registered public accounting firm and management to review the Company’s consolidated financial statements, the quality and integrity of the accounting, auditing and financial reporting process and systems of internal controls of the Company. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the regulations of the Commission. The Audit Committee held twelve meetings during fiscal 2006. The Audit Committee has adopted a Charter that provides a detailed description of its responsibilities, which is available on the Company’s website at www.healthways.com.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These Corporate Governance Guidelines, which are available on the Company’s website at www.healthways.com, provide a framework for the conduct of the business of the Board of Directors.

Code of Conduct

The Company has a code of conduct that applies to all colleagues (including officers) and directors. The purpose of the code is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code, and to deter wrongdoing. A copy of the Company’s code of conduct, as well as any amendments thereto, can be obtained from the Company’s website at www.healthways.com.

Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Secretary, Healthways, Inc., 3841 Green Hills Village Drive, Nashville, Tennessee 37215. To be timely, director nominations for the 2008 Annual Meeting of Stockholders must be submitted within the time limits for stockholder proposals as set forth on page 43 of this Proxy Statement.

Director Qualifications

Under the Company’s Board of Directors’ Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for determining the criteria for membership on the Company’s Board of Directors. Under such criteria, at least a majority of the members of the Board of Directors should be independent, and all members should have the highest professional and personal ethics and values consistent with the Company’s values and standards. Other criteria that will be considered are prior experience as a director, knowledge of the Company’s business and industry and broad experience at the operational, financial or policy making level in business. Diversity, age and skills in the context of the needs of the Board of Directors are also a consideration. The members should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. As such, in order to be active participants and perform all director duties responsibly, directors’ service on other boards of public companies is limited to three public boards (excluding the Company).

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board of Directors. In evaluating nominations, the Nominating and Corporate Governance Committee uses the same criteria for all nominees, and the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and expertise on the Board of Directors.

There are three nominees for election to the Board of Directors, Dr. Taunton-Rigby and Messrs. Wickens and Lytle, who have not previously been elected by the stockholders. Dr. Taunton-Rigby was appointed to the Board of Directors in November 2005. A non-management director identified Dr. Taunton-Rigby as a director nominee, and the Company’s Chairman identified Mr. Wickens as a director nominee. Mr. Lytle was identified by several members of the Board of Directors in connection with the Company’s recent acquisition of Axia Health Management, Inc. (“Axia”), for whom Mr. Lytle served as Chief Executive Officer. The Nominating and Corporate Governance Committee recommended each of the director nominees, including Dr. Taunton-Rigby, Mr. Wickens and Mr. Lytle, to the Board of Directors, who approved the recommendations. A professional search firm was not engaged to assist the Nominating and Corporate Governance Committee in its efforts.

Directors’ Attendance at Annual Meetings of Stockholders

Although directors are invited and are always encouraged to attend the annual stockholder meetings, the Company does not require their attendance. All of the directors attended the 2006 Annual Meeting of Stockholders held on January 19, 2006.

Communications With the Board of Directors

Stockholders may communicate with the Board of Directors by submitting a letter in writing addressed to: Chairman of the Board of Directors, Healthways, Inc., 3841 Green Hills Village Drive, Nashville, Tennessee 37215. If the communication relates to the Company’s ethics or conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chairman, Healthways, Inc., 3841 Green Hills Village Drive, Nashville, Tennessee 37215. Stockholder communications may be submitted confidentially or anonymously.

Stock Retention Guidelines

In August 2005, the Company’s Board of Directors adopted stock retention guidelines for officers in order to further align officers’ interests with stockholders’ interests. The guidelines require officers to retain a minimum percentage (at least 75% for executive officers) of the net number of shares acquired upon exercise of stock options and vesting of restricted stock units granted from and after August 2005. Executives who do not meet the guidelines may not be eligible for future equity awards.

In addition, effective August 23, 2005, the Nominating and Corporate Governance Committee adopted stock ownership guidelines that require directors to retain at least 75% of the net number of shares acquired upon exercise of stock options and vesting of restricted stock awards granted from and after August 2005.

Evaluations of Board and Committee Performance

Each year the Nominating and Corporate Governance Committee of the Company’s Board of Directors conducts an evaluation process focusing on the effectiveness of the Board of Directors as a whole, the performance of each committee of the Board of Directors, the performance of each individual Board member and the adequacy of each committee charter. The manner of the evaluation is determined annually by the Nominating and Corporate Governance Committee in order to ensure the procurement of accurate and relevant information. The evaluation process is designed to facilitate ongoing, systematic examination of the Board of Directors’, each committee’s effectiveness and accountability, and each individual’s performance, and to identify opportunities for improvement. The Nominating and Corporate Governance Committee designed and coordinated the Board of Directors, committee, and individual director evaluations, and the Chair of the Nominating and Corporate Governance Committee reported the results to each committee, the full Board of Directors, and each individual director.

Certain Relationships and Related Transactions

During fiscal 2006, Ed Cooper, son-in-law of William C. O’Neil Jr., an Outside Director (as defined herein), was a non-management partner in a partnership that owns the building in which the Company’s primary corporate office is located. The Company made rent payments of approximately $1,700,000 to the partnership in fiscal 2006. Also during fiscal 2006, Christopher Cigarran, son of Chairman Thomas G. Cigarran, worked for the Company as Senior Vice President of Human Resources and Organizational Development, receiving an aggregate salary and bonus of approximately $232,000 during fiscal 2006 and equity awards commensurate with other senior vice presidents of the Company. Also during fiscal 2006, Jeremy Stone, son of Robert E. Stone, Executive Vice President and Chief Strategy Officer, worked for the Company in the Human Resources department, receiving an aggregate salary and bonus of approximately $105,000 during fiscal 2006. Robert L. Chaput, the Company’s Chief Information Officer and Executive Vice President, is the spouse of Mary A. Chaput, the Company’s Chief Financial Officer and Executive Vice President. Mr. Chaput and Ms. Chaput received an aggregate salary and bonus of approximately $285,000 and $459,000 during fiscal 2006, respectively. Mr. Chaput and Ms. Chaput also receive equity awards commensurate with the other executive vice presidents of the Company. Hugh Lytle, son of L. Ben Lytle who is a nominee to the Board of Directors, was employed by the Company on December 1, 2006 to serve as a Senior Vice President. In connection with his appointment as Senior Vice President, Hugh Lytle received equity awards commensurate with other Senior Vice Presidents of the Company. For fiscal 2007, Hugh Lytle will receive a base salary of $225,000 and is eligible to receive a bonus and equity awards commensurate with other Senior Vice Presidents of the Company. Prior to Healthways, Hugh Lytle served as President of Axia, which was acquired by the Company on December 1, 2006.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a staggered Board of Directors. Each director serves a three-year term or until his/her successor is elected and qualified. Four of the directors to be elected at the 2007 Annual Meeting of Stockholders will serve until the Annual Meeting of Stockholders in 2010 (the “Class I” directors) and one director will serve until the Annual Meeting of Stockholders in 2009. Three directors currently serving on the Board of Directors will continue to serve until the Annual Meeting of Stockholders in 2008 (the “Class II” directors), and three directors currently serving on the Board of Directors will continue to serve until the Annual Meeting of Stockholders in 2009 (the “Class III” directors).

In accordance with the Company’s Corporate Governance Guidelines, Frank A. Ehmann, 72, a director of the Company since 1991, is retiring from the Company’s Board of Directors, effective February 2, 2007, the date of the 2007 Annual Meeting. Mr. Ehmann serves on the Company’s Compensation Committee and Audit Committee.

Unless contrary instructions are received, shares of Common Stock of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

A nominee for election must receive a plurality of the votes cast to be elected as a director. Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each share of Common Stock held by such stockholder for each director.

The following persons are the nominees for election to serve as Class I directors. All nominees, except Mr. Lytle, are presently directors of the Company. Messrs. O’Neil and Leedle were previously elected by the stockholders. Dr. Taunton-Rigby was appointed to the Board of Directors in November 2005. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below. The Board of Directors recommends a vote FOR each nominee.

Class of Director;
Annual Meeting
at Which
Name of Director	Term Will Expire	Background Information

William C. O’Neil, Jr.	I; 2010	Mr. O’Neil, 72, has served as a director of the Company since 1985. From 1989 to 1999, Mr. O’Neil was the Chairman, President and Chief Executive Officer of ClinTrials Research, Inc., a pharmaceutical research services company. Prior thereto, Mr. O’Neil was Chairman, President and Chief Executive Officer of International Clinical Laboratories, Inc., a national laboratory testing company. Mr. O’Neil is also a director of Sigma Aldrich Corporation, where he serves as chair of the Compensation Committee, and American HomePatient Inc., where he is a member of the Audit Committee, and Advocat, Inc., where he serves as Chair of the Audit Committee. Mr. O’Neil is a member of the Compensation Committee on each of these boards of directors.
Ben R. Leedle, Jr.	I; 2010	Mr. Leedle, 45, has served as director of the Company since August 2003, and as Chief Executive Officer of the Company since September 2003. Mr. Leedle has served as President of the Company since May 2002. Mr. Leedle served as Chief Operating Officer of the Company from September 1999 to August 2003, Executive Vice President of the Company from September 1999 to May 2002, and as Senior Vice President of Operations from September 1997 to September 1999.

Class of Director;
Annual Meeting
at Which
Name of Director	Term Will Expire	Background Information

Alison Taunton-Rigby, Ph. D.	I; 2010	Dr. Taunton-Rigby, 62, has been a director of the Company since November 2005. Dr. Taunton-Rigby is the founder and Chief Executive Officer of RiboNovix, Inc., a private biotechnology company, since 2003. From 2001 to 2003, she served as the Chief Executive Officer of CMT, Inc., a private medical device company. From 1995 to 2000, Dr. Taunton-Rigby served as the Chief Executive Officer of Aquila Biopharmaceuticals, Inc., (Cambridge Biotech Corporation) a publicly-traded biotechnology company. She serves on the boards of directors of The RiverSource Funds, Abt Associates, where she serves as Chair of the Audit Committee, and Idera Pharmaceuticals, Inc., where she is a member of both the Audit and Compensation Committees. Dr. Taunton-Rigby also serves on the board of The Children’s Hospital, Boston.
L. Ben Lytle	I; 2010	Mr. Lytle, 60, was the Chief Executive Officer and Chairman of Axia Health Management, LLC from November 2004 until the acquisition of Axia in December 2006. Prior to Axia, Mr. Lytle was the Chief Executive Officer of Anthem (now Wellpoint, Inc.) from 1989 to 1999 and non-executive Chairman of the Board from 1999 to 2003. Mr. Lytle currently serves on the boards of directors of Duke Realty Corporation, where he serves as Lead Director and as Chair of the Governance Committee, Monaco Coach Corporation, where he serves on the Compensation Committee and as Chair of the Governance Committee, and U.S.I Holdings Corporation, where he serves on the Compensation Committee, as Chair of the Governance Committee, and was formerly a Lead Director.

John A. Wickens is the nominee for election to serve as the one Class III director up for election. Mr. Wickens is not presently a director of the Company. Certain information relating to Mr. Wickens, which has been furnished to the Company by Mr. Wickens, is set forth below. The Board of Directors recommends a vote FOR the nominee.

Class of Director;
Annual Meeting
at Which
Name of Director	Term Will Expire	Background Information

John A. Wickens	III; 2009	Mr. Wickens, 50, was National Health Plan President of UnitedHealth Group from January 2004 to February 2006 and South Division President from September 2001 to December 2003. Prior to that time, he served in various capacities at UnitedHealth Group beginning in 1995. Mr. Wickens currently serves on the boards of directors of The Wellness Community, U.S.A. Track & Field Foundation and UnitedHealthcare Children’s Foundation.

The following six persons currently are members of the Board of Directors and will continue in their present positions after the Annual Meeting. The following persons are not nominees, and stockholders are not being asked to vote for them. Certain information relating to the following persons has been furnished to the Company by the individuals named.

Class of Director;
Annual Meeting
at Which
Name of Director	Term Will Expire	Background Information

Thomas G. Cigarran	II; 2008	Mr. Cigarran, 65, has served as Chairman of the Company since August 1988 and as a director since 1981. Mr. Cigarran served as Chief Executive Officer of the Company from August 1988 to September 2003. Mr. Cigarran served as President of the Company from September 1981 to June 2001. Mr. Cigarran also serves as chairman of the Board of Directors of AmSurg Corp.
C. Warren Neel, Ph. D.	II; 2008	Dr. Neel, 68, has been a director of the Company since October 1991. Dr. Neel is currently Executive Director of the Center for Corporate Governance at the University of Tennessee. He served as the Commissioner of Finance and Administration for the State of Tennessee from July 2000 until February 2003. He served as Dean of the College of Business Administration at The University of Tennessee in Knoxville from 1977 to 2002. Dr. Neel is also a director of Saks, Inc. where he serves as Chair of the Audit Committee.

Class of Director;
Annual Meeting
at Which
Name of Director	Term Will Expire	Background Information

John W. Ballantine	II; 2008	Mr. Ballantine, 60, has been a director of the Company since June 2003. Mr. Ballantine served as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation from 1996 until 1998. Mr. Ballantine currently serves as a member of the Executive Network advisory board of Glencoe Capital, a private equity firm, and a member of the Board of Trustees of Window to the World Communications, Inc, a non-profit corporation. He also serves as a director of DWS-Scudder Funds, and Portland General Electric, where he serves on the Compensation Committee and the Audit Committee and is Chairman of the Finance Committee. He is also on the Board of Stockwell Capital Investments PLC, where he serves as chair of the Audit Committee.
Henry D. Herr	III; 2009	Mr. Herr, 60, has been a director of the Company since 1988. Mr. Herr served as Executive Vice President of Finance and Administration and Chief Financial Officer of the Company from September 1981 to October 2001. Mr. Herr is currently employed by the Company as an advisor on a part-time basis. Mr. Herr also is a director of AmSurg Corp, where he is a member of the Audit Committee.
Jay C. Bisgard, M.D.	III; 2009	Dr. Bisgard, 64, has been a director of the Company since June 2003. Dr. Bisgard served as Director of Health Services at Delta Air Lines, Inc. from January 1994 to April 2001. Prior to that, he served as the corporate medical director at Pacific Bell, GTE and ARCO. He retired from the U.S. Air Force in 1986 with the rank of colonel. He served as acting Deputy Assistant Secretary of Defense (Health Affairs) from 1981 to 1984. He is a fellow of the Aerospace Medical Association, the American College of Preventive Medicine, and the American College of Physician Executives.
Mary Jane England, M.D.	III; 2009	Dr. England, 68, has been a director of the Company since September 2004. Dr. England has served as President of Regis College in Weston, Massachusetts since July 2001. From 1990 to 2001, she served as President of the Washington Business Group on Health. Prior to 1990, she served as Vice President of Prudential Insurance Co., Associate Dean at the John F. Kennedy School of Government at Harvard, Commissioner of Social Services, and Associate Commissioner of Mental Health in Massachusetts. She serves on the board of directors of NSF International.

PROPOSAL NO. 2

ADOPTION OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN

The Company’s Board of Directors has adopted and recommends that the stockholders approve the Healthways, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). If approved by the Company’s stockholders, the 2007 Plan would replace all of the Company’s existing stock incentive plans, including the 1996 Stock Incentive Plan, as amended (the “1996 Plan”), and no further grants or awards would be issued under the 1996 Plan or any of the Prior Plans (as defined below). As of December 6, 2006, there were 5,980,451 shares reserved for issuance upon exercise of outstanding options under the 1996 Plan, the Amended and Restated 2001 Stock Option Plan (the “2001 Plan”), as amended, and the 1991 Employee Stock Incentive Plan (collectively, the “Prior Plans”). The weighted average term and weighted average exercise price for all options outstanding as of December 6, 2006 was 6.09 years and $20.54 per share, respectively.

As of December 6, 2006, there were 35,591 and 1,362 shares remaining for future grant under the 1996 Plan and the 2001 Plan, respectively. If the Company’s stockholders approve the 2007 Plan, the remaining 36,953 shares available for future grant under the 1996 Plan and the 2001 Plan, any shares which underlie options that expire or terminate under the Prior Plans, plus an additional 2,000,000 shares (subject to adjustment in the event of stock splits and other similar events) will be available for issuance under the 2007 Plan. If the stockholders fail to approve this proposal, the Prior Plans will remain in existence.

The Company and its Board of Directors believe that the stockholders’ support of the 2007 Plan will enable the Company to continue to attract and retain the highest caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in the Company and to align the interest of employees and directors with those of stockholders. The Company believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s success in the past and are critical to the Company’s ability to achieve its performance goals in the years ahead. If the stockholders fail to approve this proposal, the Company projects that it will have available equity awards under its Prior Plans to last only through the second quarter of this fiscal year.

The key features of the 2007 Plan are summarized below:

•	The additional 2,000,000 shares requested under the 2007 Plan represent approximately 5.7% of the Company’s current outstanding common shares. We believe this share authorization increase will enable the Company to implement its long-term equity compensation strategy for approximately the next two years, assuming the Company’s current growth rate continues. The Company believes two years is an appropriate cycle that will allow the Company to periodically review its equity compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent the Company believes such practices or trends to be in the best interests of the Company and its stockholders. As discussed below, during fiscal 2005 the Compensation Committee engaged an independent executive compensation consultant to examine the Company’s overall compensation programs and in particular, its long-term incentive compensation programs. Based on that examination and other factors, the Compensation Committee determined that it was appropriate to adjust the Company’s long-term incentive programs to better address the Company’s size and needs as a growth company.

•	Equity compensation remains a key component of the Company’s retention strategy and is integral to the Company’s ability to achieve its performance goals and stockholder returns in the years ahead for the reasons discussed below.

•	The Company believes that its equity compensation strategy has been a key contributor to the Company’s ability to retain its senior management over the past several years, as evidenced by the Company’s retention rate of almost 100% with respect to the Company’s senior management during the past three fiscal years. The Company’s success in retaining its key employees has produced both stability and continuity at the most senior level of the organization and has been a key driver in the Company’s success.

•	The success of this compensation strategy is evidenced by the Company’s financial and operating performance over the most recent five-year period, with the Company producing a compounded average growth rate (CAGR) of approximately 35% with respect to its revenues and a CAGR of approximately 34% with respect to earnings per diluted share over such period (which with respect to fiscal 2006, includes the effect of SFAS 123 (R)). In addition, the Company’s operating and financial performance has enabled the Company to produce significant stockholder returns over such five-year period, with a total stockholder return of approximately 391% over such period and average annual return on investment of approximately 38%.

•	For the last three fiscal years ending August 31, 2006, the Company’s Burn Rate[1] has remained below Institutional Shareholder Services’ (“ISS”) allowable cap for the Company’s industry as set forth below:

	FY 2004	FY 2005	FY 2006[2]

Options granted	1,602,000	738,000	520,000
Full-value shares granted	—	94,000	159,000

Total (including adjustment for full-value shares)	1,602,000	926,000	838,000
Shares outstanding at August 31	32,857,041	33,808,518	34,597,748

Annual burn rate	4.88%	2.74%	2.42%
3-year average burn rate			3.35%
“Allowable” Burn rate cap (based on GICS category 3510)			4.91%

•	Despite the Company’s tremendous growth over the last several years, as well as promotional grants committed to Mr. Leedle in 2003 in connection with his appointment as Chief Executive Officer, the Company’s Burn Rate has decreased each year since 2004 and has consistently remained below the ISS allowable cap for the Company’s industry.

     1 Burn Rate = Total number of shares (as adjusted in accordance with ISS guidelines) subject to equity awards granted in a given year divided by Total number of shares of Common Stock outstanding at end of year
     2 Includes equity grant made in October 2006 for fiscal 2006 performance.

•	Potential dilution[3] (“overhang”) from outstanding grants and shares available for future grant under the 1996 Plan and the 2001 Plan as of December 6, 2006 was approximately 15.4%.

•	A major contributing factor to the Company’s overhang is the tendency of the Company’s employees, including its senior management, to continue to hold vested options. Approximately 3.4 million fully vested options are currently being held by the Company’s employees, which the Company believes reflects the long-term expectations of the Company’s management with respect to the Company’s performance.

•	In addition, in order to further align the interests of management with stockholders’ interest, the Board of Directors adopted stock ownership guidelines for all of the Company’s officers, which require officers to retain a minimum percentage (at least 75% for executive officers) of the net number of shares acquired through the exercise of stock options or vesting of restricted stock units (“RSUs”), after taking into account the effect of income taxes, for all equity awards granted in August 2005 or thereafter.

•	As discussed above, the Company views its equity compensation as a strong retention tool. In order to further encourage retention, beginning with the grant of options on August 24, 2004 and continuing thereafter, all equity awards granted to employees vest 100% on the fourth anniversary of the date of grant.

Although each of these practices have increased, and may continue to increase, the Company’s overhang, the Company believes such practices reflect the Company’s ongoing commitment to strong corporate governance and are consistent with and promote the Company’s equity compensation strategy of attracting and retaining key management personnel and aligning the interests of management with the Company’s stockholders.

•	In addition to stock options, the 2007 Plan would enable the Company to grant other forms of long-term incentives, such as stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based awards. The Company believes this will allow it the flexibility in the future to tailor the long-term incentives to fit business conditions as they evolve.

•	The 2007 Plan also reflects the Company’s continued commitment to strong corporate governance practices, including:

•	No evergreen features:

•	the maximum number of shares issuable under the 2007 Plan is fixed and cannot be increased without stockholder approval;

•	a maximum term for the 2007 Plan is specified; and no new stock option will be issued upon the exercise of another stock option.

•	Prohibition on re-pricing and on discount stock options (i.e., the exercise price of a stock option will be equal to or exceed the fair market value of a share of stock on the date the stock option is granted).

     3 Dilution = Total shares underlying awards + shares available for future grant
Total shares underlying awards + shares available for future grant + common shares outstanding
or
(5,980,451 options + 308,233 RSUs/restricted shares) + 36,953
(5,980,451 + 308,233) + 36,953 + 34,782,973

•	Full-value awards (e.g., restricted stock and restricted stock units) are subject to a minimum three-year pro-rata vesting period, and stock options and performance awards are subject to a minimum one-year pro-rata vesting period.

•	Full-value awards are limited to 50% of the authorized shares under the 2007 Plan and Other Stock-Based Awards payable in stock are limited to 10% of the authorized shares under the 2007 Plan.

•	No liberal share recycling provisions (i.e., shares withheld by the Company to satisfy tax withholding obligations and shares deemed issued in a “net-exercise” do not return to the pool of available shares).

•	Administration by independent, non-employee directors.

•	Stockholders must approve any “material” modifications to the plan (as defined by the NASDAQ listing standards), any increase in the shares available for issuance under the 2007 Plan or any material increase in the benefits accruing to the participants under the 2007 Plan.

Stockholders are requested in this proposal to approve the adoption of the 2007 Plan, in the form attached hereto as Appendix A.

As discussed above, the Company believes that the ability to attract, retain and motivate talented employees is critical to long-term company performance and stockholder returns. The Company believes that the 2007 Plan will allow it the flexibility to implement its current long-term incentive strategy in future years and will better align executive and stockholder interests. For these reasons, the Company’s Board of Directors considers approval of the 2007 Plan important to the Company’s future success and encourages you to vote FOR approval of the 2007 Plan.

ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE 2007 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2007 PLAN.

A brief summary of the 2007 Plan is outlined below. The following summary is not a complete description of all the provisions of the 2007 Plan and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached hereto as Appendix A.

Purpose:  The 2007 Plan allows the Company to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

Key Provisions:  The 2007 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a brief summary highlighting the key provisions, followed by a more extensive summary of the 2007 Plan.

•	Plan Termination Date: 10 years

•	Eligible Participants: Officers and key employees, and directors of, and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates

•	Shares Authorized: 2,000,000 plus 36,953 shares previously authorized and available for issuance under the Prior Plans, and any shares under the Prior Plans that may become available for issuance under the Prior

Plans as a result of expiration or forfeiture. The 2007 Plan does not contain any liberal share recycling provisions.

•	Award Types:

•	Stock options

•	Stock appreciation rights

•	Restricted stock awards, restricted stock units

•	Performance awards

•	Other Stock-Based Awards

•	Award Limits Per Person Per Year:

•	Stock Options/Stock Appreciation Rights: 150,000

•	Restricted Stock Awards, and Restricted Stock Units: 75,000

•	Vesting: Determined by Compensation Committee; provided that full value awards (restricted stock and restricted stock units) may not fully vest sooner than 3 years after the date of grant, and stock options and performance awards may not vest sooner than one-year after the date of grant, except in the limited circumstances described in the Plan.

•	Not Permitted: Repricing of stock options, discount stock options, or option reloads

Shares Available For Awards Under The 2007 Plan:  Under the 2007 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2007 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2007 Plan is 2,036,953 shares (which includes 36,953 shares with respect to which awards under the 1996 Plan and the 2001 Plan were authorized but not awarded). Except as adjusted in accordance with the terms of the 2007 Plan, no more than 1,000,000 shares authorized under the 2007 Plan may be awarded as awards other than SARs and options. The maximum number of shares with respect to which awards may be granted under the 2007 Plan shall be increased by the number of shares with respect to which options or other awards were granted under the Prior Plans, but which terminate, expire unexercised, or are forfeited or cancelled without the delivery of shares under the terms of the Prior Plans after the effective date of the 2007 Plan.

Shares covered by an award granted under the 2007 Plan, or to which such an award relates, that are forfeited, or if any such award otherwise terminates, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted.

In addition, the 2007 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility And Administration:  Current and prospective officers and employees, and directors of, and consultants to, the Company and its affiliates are eligible to be granted awards under the 2007 Plan. As of December 6, 2006, approximately 1,400 individuals would be eligible to participate in the 2007 Plan.

A committee of all the non-employee directors (the “Committee”) will administer the 2007 Plan. The functions of the Committee may be exercised by the Compensation Committee. Subject to the terms of the 2007

Plan, the Committee is authorized to (i) designate participants; (ii) determine the type and number of awards to be granted; (iii) determine the number of shares to be covered by, in connection with awards; (iv) determine the timing, terms and conditions of any award; (v) accelerate the time at which all or any part of an award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash or shares or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the 2007 Plan and any instrument or agreement relating to, or award made under, the 2007 Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2007 Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2007 Plan, subject to the exclusive authority of the Board of Directors set forth in the 2007 Plan to amend or terminate the 2007 Plan.

Stock Options And Stock Appreciation Rights:  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2007 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares, which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. At the Committee’s discretion, the amount payable as a result of the exercise of SARs may be settled in cash, shares or a combination of cash and shares.

Restricted Stock And Restricted Stock Units:  The Committee is authorized to grant restricted shares of common stock and restricted stock units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted stock unit has a value equal to the fair market value of a share of common stock on the date of grant. Restricted stock units will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement or other procedures approved by the Committee. The Committee determines, in its sole discretion, the restrictions applicable to the restricted stock units. Unless otherwise provided in the award agreement, a participant will be credited with dividend equivalents on any vested restricted stock units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted stock units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted stock units are met.

Performance Awards:  A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee.

Performance awards are subject to certain specific terms and conditions under the 2007 Plan. Performance goals for Covered Officers (which is generally defined to mean to any individual who is, or is reasonably expected to be, a “covered employee” within the meaning of Section 162(m) of the Code) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after-tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production; (k) stock price or total stockholder return; (l) dividends; (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (n) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2007 Plan in each year of the performance period is 450,000 and the maximum annual amount of all performance awards that may be settled in cash is $1,000,000.

Other Stock-Based Awards:  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the 2007 Plan. Other Stock-Based Awards payable in cash may not exceed 10% of the authorized shares under the Plan.

Outside Director Awards:  The Committee or the Nominating and Corporate Governance Committee of the Board of Directors (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director’s (as defined herein) annual retainer and/or retainer fees or other awards or compensation as determined by the Committee or the Nominating and Corporate Governance Committee of the Board of Directors (provided such committee is comprised solely of Outside Directors) be payable in non-qualified stock options, restricted shares, restricted stock units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Committee or the Nominating and Corporate Governance Committee of the Board of Directors (provided such committee is comprised solely of Outside Directors) will determine the terms and conditions of any such awards, including those that apply upon the termination of an Outside Director’s service as a member of the Board. Outside Directors are also eligible to receive other awards pursuant to the terms of the 2007 Plan, including options and SARs, restricted shares and restricted stock units, and other stock-based awards upon such terms as the Committee or the Nominating and Corporate Governance Committee of the Board of Directors (provided such committee is comprised solely of Outside Directors) may determine.

Termination Of Employment:  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change In Control:  Unless otherwise provided in an agreement making an award or other contractual agreement between the Company and a participant, upon a Change in Control (as defined in the 2007 Plan), all outstanding awards of such shall vest and become immediately exercisable and have all restrictions lifted.

Amendment And Termination:  The Board may amend, alter, suspend, discontinue or terminate the 2007 Plan or any portion of the 2007 Plan at any time, except that the Board of Directors may not, without the approval of the Company’s stockholders, increase the total number of shares reserved for the purposes of the 2007 Plan, materially increase the benefits accruing to participants under the 2007 Plan, materially modify the requirements as to eligibility for participation in the 2007 Plan or materially modify the Plan within the meaning of the NASDAQ listing standards. The Committee may amend the terms of any award, either prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. Except in connection with recapitalization events as described in Section 3.2 of the 2007 Plan, the Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms Of Awards:  The Company may take action, including the withholding of amounts from any award made under the 2007 Plan, to satisfy withholding and other tax obligations. Awards granted under the 2007 Plan generally are not transferable except by will or by the laws of descent and distribution.

Effective Date:  No new awards may be granted under the 2007 Plan after the tenth anniversary of the effective date of such plan.

Certain Federal Income Tax Consequences:  The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2007 Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted stock award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted stock becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2007 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2007 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The 2007 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Because awards granted under the 2007 Plan will be made at the discretion of the Compensation Committee, the benefits that will be awarded under the 2007 Plan are not currently determinable.

Equity Compensation Plans

The following table summarizes information concerning the Company’s equity compensation plans at August 31, 2006.

			Number of Shares
			Remaining Available for
			Future Issuance Under
	Number of Shares to be	Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Shares Reflected
Plan Category	Outstanding Options	Outstanding Options	in First Column)

Equity compensation plans approved by stockholders	5,836,000	$18.87	546,000
Equity compensation plans not approved by stockholders	0	—	0

Total	5,836,000	$18.87	546,000

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, the NASDAQ listing standards, and the Company’s Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint the Company’s independent auditors. The Audit Committee, comprised of independent members of the Board of Directors, has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the independent auditors of the Company for the fiscal year ending August 31, 2007. Although ratification by stockholders is not a prerequisite to the Audit Committee’s appointment of Ernst & Young LLP, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action. In taking this action, the Audit Committee considered the qualifications of Ernst & Young LLP, the past performance of Ernst & Young LLP since its retention in 2002, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards. The Company has been informed that representatives of Ernst & Young LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the stockholders.

If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment. However, even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent public accountant at any time during fiscal 2007 if it determines that such a change would be in the best interests of the Company and its stockholders.

Each of the Audit Committee and the Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered to the Company by its principal accountant are shown in the table below.

	Fiscal Year Ended August 31,
Type of Service	2006	2005

Audit Fees	$550,000	$485,275
Audit-Related Fees(1)	51,500	28,500
Tax Fees(2)	8,551	61,769
All Other Fees	—	—

Total	$610,051	$575,544

(1)	In fiscal 2005, Audit-Related Fees primarily included services pertaining to the Company’s Registration Statement on Form S-8. In fiscal 2006, Audit-Related Fees primarily included services pertaining to the review of interim financial statements in connection with a definitive merger agreement entered into by the Company which was subsequently terminated.

(2)	Tax Fees in fiscal 2005 primarily included tax planning and advice, tax compliance, and review of federal tax returns. Tax fees in fiscal 2006 included review of federal tax returns.

The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining auditor independence.

The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP, its independent registered public accounting firm. The Audit Committee may delegate its responsibility to pre-approve services to be performed by its independent registered public accounting firm to one or more of its members, but the Audit Committee may not delegate its pre-approval authority to management.

Under these policies, the Audit Committee pre-approves the use of audit and audit-related services following approval of the independent registered public accounting firm’s engagement. Tax and other non-audit services that are not prohibited services, provided that those services are routine and recurring services and would not impair the independence of the independent registered public accounting firm, may also be performed by the independent registered public accounting firm if those services are pre-approved by the Audit Committee. Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. The independent registered public accounting firm must provide detailed back-up documentation to the Audit Committee for each proposed service. The Audit Committee has pre-approved all audit and non-audit services provided by Ernst & Young LLP.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Audit Committee shall not be incorporated by reference into any such filings.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined under applicable law and the NASDAQ listing standards. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the regulations of the Commission. During fiscal 2006, the Audit Committee met twelve times. In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting processes and systems of internal control of the Company. Management has primary responsibility for the Company’s financial statements and financial reporting process, including assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for planning and carrying out annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, evaluating and reporting on management’s assessment of the Company’s internal control over financial reporting and auditing and reporting on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm written disclosures and the formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee meets with the independent registered public accounting firm with and without management present to discuss the Company’s internal control assessment process, management’s assessment with respect thereto, the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent registered public accounting firm their fees, audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, and discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended August 31, 2006 with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with the Chief Financial Officer of the Company and the Company’s independent registered public accounting firm prior to public release of that information. On several occasions during fiscal year 2006, the Audit Committee reviewed with the Company’s independent registered public accounting firm and the Company’s internal audit department, management’s processes to assess the adequacy of the Company’s internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2006, for filing with the Commission.

The Board of Directors has adopted a Restated Charter of the Audit Committee, which is available on the Company’s website at www.healthways.com. The Audit Committee reviews and reassesses the adequacy of the Restated Charter annually.

Respectfully submitted,

John W. Ballantine, Chairman

Frank A. Ehmann

William C. O’Neil, Jr.

Jay C. Bisgard, M.D.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information as to annual, long term and other compensation during fiscal years 2006, 2005 and 2004 for the Company’s Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers on August 31, 2006 (collectively, the “Named Executive Officers”).

				Long Term Compensation
				Awards
		Annual		Restricted	Securities	Payouts	All
		Compensation		Stock	Underlying	LTIP	Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)(2)	Options (#)(3)	Payouts ($)(4)	Compensation ($)(5)

Ben R. Leedle, Jr.	2006	$600,000	$316,800	$—	—	$216,981	$80,050	(6)
President and Chief	2005	500,000	300,000	357,152	335,798	136,755	105,881
Executive Officer	2004	425,000	—	—	300,000	—	98,781
Donald B. Taylor	2006	375,000	148,500	—	—	71,497	49,827	(7)
Executive Vice President,	2005	330,000	148,500	134,707	13,501	47,044	69,975
Sales and Marketing	2004	288,117	—	—	125,000	—	69,675
James E. Pope, M.D.	2006	338,250	133,947	—	40,000	65,859	47,195	(8)
Executive Vice President	2005	300,000	135,000	122,477	12,274	47,261	73,970%
and Chief Operating	2004	242,901	35,000	—	125,000	—	81,498
Officer
Matthew E. Kelliher	2006	330,000	130,680	—	—	68,296	91,874	(9)
Executive Vice President,	2005	320,000	144,000	130,630	13,092	50,680	102,976
International Business	2004	311,987	—	—	65,000	—	103,278
Robert E. Stone	2006	330,000	130,680	—	—	63,102	50,867	(10)
Executive Vice President	2005	292,000	131,400	119,181	11,946	43,386	65,356	(11)
and Chief Strategy Officer	2004	265,000	—	—	25,000	—	62,277	(12)

(1)	As of August 31, 2006, the Named Executive Officers’ aggregate holdings of Restricted Stock Units of the Company and the market value of such units were as follows: Mr. Leedle held 8,235 RSUs valued at $425,091; Mr. Taylor held 3,106 RSUs valued at $160,332; Dr. Pope held 2,824 RSUs valued at $145,775; Mr. Kelliher held 3,012 RSUs valued at $155,479; and Mr. Stone held 2,748 RSUs valued at $141,852. Each of the RSUs vests 100% on the fourth anniversary of the date of grant.

(2)	The Named Executive Officers received grants of RSUs of the Company in October 2006 for fiscal 2006 performance. On October 2, 2006, Mr. Leedle was granted 9,838 RSUs valued at $419,984; Mr. Taylor was granted 3,514 RSUs valued at $150,013; Dr. Pope was granted 3,169 RSUs valued at $135,285; Mr. Kelliher was granted 3,092 RSUs valued at $131,997; and Mr. Stone was granted 3,092 RSUs valued at $131,997. Each of the RSUs vests 100% on the fourth anniversary of the date of grant.

(3)	The Named Executive Officers received grants of stock options of the Company in October 2006 for fiscal 2006 performance. On October 2, 2006, Mr. Leedle was granted 39,599 non-qualified stock options; Mr. Taylor was granted 14,142 non-qualified stock options; Dr. Pope was granted 12,757 non-qualified stock options; Mr. Kelliher was granted 12,445 non-qualified stock options; and Mr. Stone was granted 12,445 non-qualified stock options. Each of the stock options vests 100% on the fourth anniversary of the date of grant, has a seven-year term, and was priced at the fair market value on the date of grant.

(4)	Represents performance-based awards to be paid in cash. Effective August 2005, the Company began granting performance cash awards to its executive officers based on the Company’s average earnings per share growth over the three most recent fiscal years.

(5)	Includes $3,600 per year automobile allowance for each Named Executive Officer other than Dr. Pope, whose allowance was $3,000 in fiscal 2004.

(6)	Includes $69,516 based on fiscal 2006 performance to be contributed by the Company to the Company’s Corporate and Subsidiary Officer Capital Accumulation Plan (the “Capital Accumulation Plan”) on December 31, 2006 on behalf of Mr. Leedle and $6,934 contributed by the Company to the Company’s Retirement Savings Plan (the “401(k) Plan”) on behalf of Mr. Leedle.

(7)	Includes $39,885 based on fiscal 2006 performance to be contributed by the Company to the Capital Accumulation Plan on December 31, 2006 on behalf of Mr. Taylor and $6,342 contributed by the Company to the 401(k) Plan on behalf of Mr. Taylor.

(8)	Includes $36,599 based on fiscal 2006 performance to be contributed by the Company to the Capital Accumulation Plan on December 31, 2006 on behalf of Mr. Pope and $6,996 contributed by the Company to the 401(k) Plan on behalf of Mr. Pope.

(9)	Includes $34,480 based on fiscal 2006 performance to be contributed by the Company to the Capital Accumulation Plan on December 31, 2006 on behalf of Mr. Kelliher, $6,822 contributed by the Company to the 401(k) Plan on behalf of Mr. Kelliher and $46,972 of apartment rent and utilities reimbursement paid to Mr. Kelliher by the Company.

(10)	Includes $34,634 based on fiscal 2006 performance to be contributed by the Company to the Capital Accumulation Plan on December 31, 2006 on behalf of Mr. Stone, $5,935 of life insurance premiums paid by the Company and $6,698 contributed by the Company to the 401(k) Plan on behalf of Mr. Stone.

(11)	Includes $52,067 based on fiscal 2005 performance contributed by the Company to the Capital Accumulation Plan on December 31, 2005 on behalf of Mr. Stone, $3,957 of life insurance premiums paid by the Company and $5,733 contributed by the Company to the 401(k) Plan on behalf of Mr. Stone.

(12)	Includes $51,782 based on fiscal 2004 performance contributed by the Company to the Capital Accumulation Plan on December 31, 2004 on behalf of Mr. Stone and $6,895 contributed by the Company to the 401(k) Plan on behalf of Mr. Stone.

Option Grants Table

The following table provides information as to options granted to the Named Executive Officers during fiscal 2006. No separate stock appreciation rights (“SARs”) were granted during fiscal 2006. As discussed in footnote 2 below, the Named Executive Officers received grants of stock options of the Company in October 2006 for fiscal 2006 performance.

Option Grants in Last Fiscal Year

	Number of				Potential Realizable Value at
	Securities	% of Total	Exercise		Assumed Annual Rates of
	Underlying	Options Granted	or Base		Stock Price Appreciation for
	Options	to Employees in	Price	Expiration	Option Term
Name	Granted(1)(2)(#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Ben R. Leedle, Jr.	—	—	—	—	—	—
Donald B. Taylor	—	—	—	—	—	—
James E. Pope	40,000	18.57%	$54.55	6/1/2013	$888,293	$2,070,101
Matthew E. Kelliher	—	—	—	—	—	—
Robert E. Stone	—	—	—	—	—	—

(1)	The options granted to James E. Pope during fiscal 2006 vest 100% on the fourth anniversary of the date of grant and are subject to the stock retention guidelines discussed on page 7 of this Proxy Statement. If there is a change in control or if the Board of Directors or the Compensation Committee determines that there is a potential change in control (as defined in the 1996 Plan), any stock options which are not then exercisable, in the sole discretion of the Board of Directors, may become fully exercisable and vested, and stock options will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

(2)	The Named Executive Officers received grants of stock options of the Company in October 2006 for fiscal 2006 performance. On October 2, 2006, Mr. Leedle was granted 39,599 non-qualified stock options; Mr. Taylor was granted 14,142 non-qualified stock options; Dr. Pope was granted 12,757 non-qualified stock options; Mr. Kelliher was granted 12,445 non-qualified stock options; and Mr. Stone was granted 12,445 non-qualified stock options. Each of the stock options vests 100% on the fourth anniversary of the date of grant, has a seven-year term, and was priced at the fair market value on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and FY-End Options Values

The following table provides information as to options exercised by the Named Executive Officers during fiscal 2006. None of the Named Executive Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of August 31, 2006. Also reported are the values for “in the money” options, which represent the positive spread between the exercise price of existing stock options and the fiscal year end price of the Company’s Common Stock.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired on	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ben R. Leedle, Jr.	—	—	690,876	710,798	$28,298,972	$12,892,078
Donald B. Taylor	—	—	227,500	101,001	8,494,825	2,704,563
James E. Pope	—	—	50,000	127,274	1,497,500	2,230,151
Matthew E. Kelliher	—	—	20,000	58,092	674,600	1,413,943
Robert E. Stone	—	—	147,502	46,946	6,465,215	1,071,068

(1)	Based upon the 4:00 p.m. closing bid price of the Company’s Common Stock on The NASDAQ Stock Market on August 31, 2006 of $51.62 per share.

Directors Compensation

Directors who are officers or employees of the Company receive no compensation, as such, for serving as members of the Board of Directors.

During fiscal 2006, directors who were not officers or employees of the Company (“Outside Directors”) each received a $25,000 annual cash retainer. In addition for fiscal 2006, each Outside Director received an additional $3,000 for each non-regularly scheduled meeting attended at which action was taken. For fiscal 2007, each Outside Director receives $3,000 for each non-regularly scheduled meeting attended lasting for one hour or more and $1,000 for each non-regularly scheduled meeting attended lasting less than one hour. In addition, pursuant to the 1996 Plan, Outside Directors who had served as directors of the Company for at least 12 months each received an option to purchase 5,000 shares of Common Stock, which was awarded on the date of the 2006 Annual Meeting of Stockholders. Dr. Taunton-Rigby was appointed to the Board of Directors in November 2005 and thus had not served as a director of the Company for at least 12 months on the date of the 2006 Annual Meeting of Stockholders. Pursuant to the 1996 Plan, in November 2005 she was granted an option to purchase 15,000 shares of Common Stock on the date of her initial appointment to the Board of Directors.

In the event that the Company’s stockholders approve the Company’s 2007 Stock Incentive Plan, the Company intends to grant stock options under the 2007 Stock Incentive Plan and not grant any additional stock options under the Company’s 1996 Plan following the effective date of the 2007 Stock Incentive Plan. The terms of the 2007 Stock Incentive Plan are summarized above under “Proposal 2: Approval of 2007 Stock Incentive Plan.” Unlike the 1996 Plan, options would not automatically be granted to directors under the terms of the 2007 Stock Incentive Plan. However, the Company anticipates that stock options would initially be granted to directors under the 2007 Stock Incentive Plan in the same amounts as stock options have automatically been granted to directors under the 1996 Plan as described above.

In addition to the cash retainer and option grants discussed above, committee chairmen received $7,500 for each Audit Committee meeting attended and $6,000 for each Compensation Committee or Nominating and Corporate Governance Committee meeting attended. Other Outside Directors received $3,000 for each committee meeting attended.

The Company has an employment agreement with Thomas Cigarran, the Company’s Chairman, which commenced on September 1, 2005 and has a continuous term expiring on the date of the Company’s Annual Meeting in January 2008, but in no event later than January 31, 2008. The agreement provides that the Company will pay Mr. Cigarran a base salary of $250,000 and will continue to pay the premiums on a $500,000 term life insurance policy for Mr. Cigarran, which shall be payable upon Mr. Cigarran’s death to Mr. Cigarran’s estate or to such beneficiaries as Mr. Cigarran designates. Pursuant to the agreement, Mr. Cigarran may participate in the Company’s health, dental, vision, life insurance plans, and long and short term disability plans but shall not participate in the Company’s bonus plan or long-term incentive plans. The agreement provides that if the Company terminates the employment of Mr. Cigarran without “Cause” (as defined in the agreement), Mr. Cigarran terminates the agreement for “Good Reason” (as defined in the agreement), or the agreement is terminated due to disability, Mr. Cigarran will receive severance benefits (base salary and group medical benefits) for a total of 18 months following the date of termination (or for a total of 2 years following the date of termination upon execution of a full release of claims in favor of the Company), provided that in the event of termination due to disability, Mr. Cigarran will receive his base salary for the lesser of 18 months following the date of termination or the remaining term of his employment agreement (and for an additional 6 months upon execution of a full release of claims in favor of the Company), plus group medical benefits for the lesser of 24 months after the date of termination or the remaining term of his employment agreement, reduced by amounts received as disability insurance payments. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Cigarran, and amounts contributed by the Company to the Capital Accumulation Plan (“CAP”) for the benefit of Mr. Cigarran shall vest and be paid out in accordance with the terms of the CAP. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period of 18-24 months thereafter.

Prior to fiscal 2002, Mr. Herr was an executive officer and director of the Company and served as Chief Financial Officer. During fiscal 2006, Mr. Herr served as a part-time employee of the Company, providing it with advisory services with respect to ongoing business issues and special projects, and was paid $100,000 pursuant to an Employment Agreement between Mr. Herr and the Company dated November 20, 2001, as amended October 7, 2005.

Beginning on December 1, 2006, Mr. Lytle began serving as a consultant to the Company, focusing on growth, innovation, and total population health as well as creating and supporting strategic customer relationships. For his services, Mr. Lytle receives a payment of $20,833 per month and may receive an additional per diem fee based on the number of days he provides services to the Company. Mr. Lytle was the CEO of Axia, which the Company acquired in December 2006.

In connection with the Company’s acquisition of Axia, Mr. Lytle purchased 123,305 shares of the Company’s common stock pursuant to the terms of a subscription agreement (the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, Mr. Lytle agreed not to resell the shares prior to January 1, 2008, and the Company granted Mr. Lytle registration rights with respect to the resale of the Common Stock.

Employment Agreements

The Company has employment agreements with all of its executive officers.

The Company’s employment agreement with Mr. Leedle, the Company’s President and Chief Executive Officer, commenced on September 1, 2005 and has a continuous term of two years thereafter. The agreement provides that Mr. Leedle’s employment may be terminated at any time by the mutual written agreement of the Company and Mr. Leedle. The agreement provides that if the Company terminates the employment of Mr. Leedle without “Cause” (as defined in the agreement) prior to a “Change of Control” (as defined in the agreement) or due to a disability, or if Mr. Leedle terminates the agreement for “Good Reason” (as defined in the agreement), he will receive his base salary for a total of 24 months following the date of termination (or for a total of 30 months following the date of termination upon execution of a full release of claims in favor of the Company), plus group medical benefits for a total of 24 months after the date of termination, and in the case of disability, reduced by amounts received as disability insurance payments. He will also receive a pro-rata portion of any bonus plan to which he is entitled. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Leedle, and amounts contributed by the Company to the CAP for the benefit of Mr. Leedle shall vest and be paid out in accordance with the terms of the CAP. If Mr. Leedle is terminated without Cause or if Mr. Leedle terminates the agreement for Good Reason within 12 months following a Change of Control of the Company, he will have the option to receive his base salary and benefits to which he is entitled, as described above, in a lump sum payment or in periodic regular payments. In the event Mr. Leedle is terminated for Cause, the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the date of termination; provided, however, that Mr. Leedle will receive six (6) months of base salary following the date of termination upon execution of a full release of claims in favor of the Company. Mr. Leedle would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. If Mr. Leedle voluntarily terminates his employment (other than for Good Reason or following a Change of Control), the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the next payroll date following the date of termination. Mr. Leedle would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. In the event Mr. Leedle dies, the Company is obligated to pay earned but unpaid base salary through the date of his death and a pro-rata portion of any bonus plan to which he is entitled as well as any amounts due under the Company’s life insurance policies and other plans as they relate to benefits following death. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Leedle, and amounts contributed by the Company to the CAP for the benefit of Mr. Leedle shall vest and be paid out in accordance with the terms of the CAP. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period of 12 to 24 months thereafter.

The Company’s employment agreement with Mr. Taylor, the Company’s Executive Vice President, Sales and Marketing, commenced on September 1, 2005 and has a continuous term of two years thereafter. The agreement provides that Mr. Taylor’s employment may be terminated at any time by the mutual written agreement of the Company and Mr. Taylor. The agreement provides that if the Company terminates the employment of Mr. Taylor without “Cause” (as defined in the agreement) prior to a “Change of Control” (as defined in the agreement) or due to a disability, or if Mr. Taylor terminates the agreement for “Good Reason” (as defined in the agreement), he will receive his base salary for a total of 18 months following the date of termination (or for a total of two years following the date of termination upon execution of a full release of claims in favor of the Company), plus group medical benefits for a total of 18 months after the date of termination, or in the case of disability, for a total of two years after the date of termination, reduced by amounts received as disability insurance payments. He will also receive a pro-rata portion of any bonus plan to which he is entitled. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Taylor, and amounts contributed by the Company to the CAP for the benefit of Mr. Taylor shall vest and be paid out in accordance with the terms of the CAP. If Mr. Taylor is terminated without Cause or if Mr. Taylor terminates the agreement for Good Reason within 12 months following a Change of Control of the Company, he will have the option to receive his base salary and benefits to which he is entitled, as described above, in a lump sum payment or in periodic regular payments. In the event Mr. Taylor is terminated for Cause, the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the date of termination; provided, however, that Mr. Taylor will receive six (6) months of base salary following the date of termination upon execution of a full release of claims in favor of the Company. Mr. Taylor would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. If Mr. Taylor voluntarily terminates his employment (other than for Good Reason or following a Change of Control), the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the next payroll date following the date of termination. Mr. Taylor would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. In the event Mr. Taylor dies, the Company is obligated to pay earned but unpaid base salary through the date of his death and a pro-rata portion of any bonus plan to which he is entitled as well as any amounts due under the Company’s life insurance policies and other plans as they relate to benefits following death. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Taylor, and amounts contributed by the Company to the CAP for the benefit of Mr. Taylor shall vest and be paid out in accordance with the terms of the CAP. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period of 18 to 24 months thereafter.

The Company’s employment agreement with Dr. Pope, the Company’s Executive Vice President and Chief Operating Officer, commenced on September 1, 2005 and has a continuous term of two years thereafter. The agreement provides that Dr. Pope’s employment may be terminated at any time by the mutual written agreement of the Company and Dr. Pope. The agreement provides that if the Company terminates the employment of Dr. Pope without “Cause” (as defined in the agreement) prior to a “Change of Control” (as defined in the agreement) or due to a disability, or if Dr. Pope terminates the agreement for “Good Reason” (as defined in the agreement), he will receive his base salary for a total of 18 months following the date of termination (or for a total of two years following the date of termination upon execution of a full release of claims in favor of the Company), plus group medical benefits for a total of 18 months after the date of termination, or in the case of disability, for a total of two years after the date of termination, reduced by amounts received as disability insurance payments. He will also receive a pro-rata portion of any bonus plan to which he is entitled. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Dr. Pope, and amounts contributed by the Company to the CAP for the benefit of Dr. Pope shall vest and be paid out in accordance with the terms of the CAP. If Dr. Pope is terminated without Cause or if Dr. Pope terminates the agreement for Good Reason within 12 months following a Change of Control of the Company, he will have the option to receive his base salary and benefits to which he is entitled, as described above, in a lump sum payment or in periodic regular payments. In the event Dr. Pope is terminated for Cause, the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the date of termination; provided, however, that Dr. Pope will receive six (6) months of base salary following the date of termination upon execution of a full release of claims in favor of the Company. Dr. Pope would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. If Dr. Pope voluntarily terminates his employment (other than for Good Reason or following a Change of Control), the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the next payroll date following the date of termination. Dr. Pope would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. In the event Dr. Pope dies, the Company is obligated to pay earned but unpaid base salary through the date of his death and a pro-rata portion of any bonus plan to which he is entitled as well as any amounts due under the Company’s life insurance policies and other plans as they relate to benefits following death. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Dr. Pope, and amounts contributed by the Company to the CAP for the benefit of Dr. Pope shall vest and be paid out in accordance with the terms of the CAP. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period of 18 to 24 months thereafter.

The Company’s employment agreement with Mr. Stone, the Company’s Executive Vice President and Chief Strategy Officer, commenced on September 1, 2005 and has a continuous term of two years thereafter. The agreement provides that Mr. Stone’s employment may be terminated at any time by the mutual written agreement of the Company and Mr. Stone. The agreement provides that if the Company terminates the employment of Mr. Stone without “Cause” (as defined in the agreement) prior to a “Change of Control” (as defined in the agreement) or due to a disability, or if Mr. Stone terminates the agreement for “Good Reason” (as defined in the agreement), he will receive his base salary for a total of 24 months following the date of termination (or for a total of 30 months following the date of termination upon execution of a full release of claims in favor of the Company), plus group medical benefits for a total of 24 months after the date of termination, and in the case of disability, reduced by amounts received as disability insurance payments. He will also receive a pro-rata portion of any bonus plan to which he is entitled. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Stone, and amounts contributed by the Company to the CAP for the benefit of Mr. Stone shall vest and be paid out in accordance with the terms of the CAP. If Mr. Stone is terminated without Cause or if Mr. Stone terminates the agreement for Good Reason within 12 months following a Change of Control of the Company, he will have the option to receive his base salary and benefits to which he is entitled, as described above, in a lump sum payment or in periodic regular payments. In the event Mr. Stone is terminated for Cause, the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the date of termination, provided, however, that Mr. Stone will receive six (6) months of base salary following the date of termination upon execution of a full release of claims in favor of the Company. Mr. Stone would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. If Mr. Stone voluntarily terminates his employment (other than for Good Reason or following a Change of Control), the Company would not be obligated to pay any amounts except earned but unpaid base salary and benefits through the next payroll date following the date of termination. Mr. Stone would also be entitled to exercise vested equity awards in accordance with the terms of the equity award agreements and receive vested CAP contributions. In the event Mr. Stone dies, the Company is obligated to pay earned but unpaid base salary through the date of his death and a pro-rata portion of any bonus plan to which he is entitled as well as any amounts due under the Company’s life insurance policies and other plans as they relate to benefits following death. In addition, all unvested equity awards will vest on the date of termination and remain exercisable in accordance with the terms of the stock option or restricted stock agreements between the Company and Mr. Stone, and amounts contributed by the Company to the

CAP for the benefit of Mr. Stone shall vest and be paid out in accordance with the terms of the CAP. The Company will continue to pay the premiums on a $500,000 term life insurance policy for Mr. Stone, which shall be payable upon Mr. Stone’s death to Mr. Stone’s estate or to such beneficiaries as Mr. Stone designates. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period of 18-24 months thereafter.

The Company’s employment agreement with Mr. Kelliher, the Company’s Executive Vice President, International Business, currently expires in August 2007, but contains a provision that automatically extends the term for one year on each successive anniversary date of the agreement (so that the term of the agreement will always be one year) unless canceled by the Company. The agreement provides that if (i) Mr. Kelliher is terminated without “just cause” (as defined in the agreement), (ii) the Company elects not to extend Mr. Kelliher’s employment, (iii) Mr. Kelliher terminates the agreement as a result of the Company breaching any provision of the agreement and not curing that breach within 30 days of Mr. Kelliher’s written notice or (iv) Mr. Kelliher terminates the agreement for any reason within 12 months following a “Change in Control” (as defined in the agreement) of the Company or a “Change in Responsibility” (as defined in the agreement), he will receive his base salary monthly for one year, plus certain benefits. In the event Mr. Kelliher is terminated for just cause, the Company shall have no further obligation to him. In the event Mr. Kelliher dies or resigns for any reason (other than following a Change in Control or Change in Responsibility as discussed above), the Company shall pay Mr. Kelliher all earned but unpaid base salary, all accrued but unused vacation and sick time and all amounts due to him under the Company’s benefit plans and, in the case of death, any amounts due under the Company’s life insurance policies and other plans as they relate to benefits following death. The agreement also provides that in the event Mr. Kelliher is terminated due to a disability, such termination will be treated as a termination without just cause and Mr. Kelliher will be entitled to the payments described above. The agreement contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting customers and employees of the Company during the term of employment and continuing during the period while any amounts are being paid to Mr. Kelliher and for a period of one year thereafter. The agreement expires in all respects on the date Mr. Kelliher becomes 65 years of age.

On September 29, 2006, the Company granted a long term performance award to Mr. Kelliher under the Company’s 1996 Plan. This award provides Mr. Kelliher a cash-based incentive to develop the Company’s international business operations by entering into signed contracts with respect to foreign countries (“Signed Contracts”) during the four year period beginning on September 1, 2006 and ending on August 31, 2010. The amount that Mr. Kelliher may earn under this award while employed as head of the Company’s international operations will depend on (1) Signed Contracts entered into with respect to new foreign countries, (2) the Company’s net revenue derived from Signed Contracts, (3) the achievement of adjusted operating margins in excess of targeted levels derived from Signed Contracts, and (4) the expansion of the Company’s international commercial relationships. The maximum amount that Mr. Kelliher may earn during any fiscal year within the four year performance period is $1,000,000.

Earned amounts that vest based on continued eligible employment during the performance period are eligible to be paid to Mr. Kelliher. Accelerated vesting will result if (1) Mr. Kelliher terminates employment due to an event that entitles him to severance benefits under his employment agreement, disability or death or (2) Mr. Kelliher remains an eligible employee on a Change in Control (as defined under the 1996 Plan) or a sale of the Company’s international business operations. Except as described below, earned and vested amounts will be paid as soon as practicable following the performance period or, if earlier, an event described in (2) above.

As consideration for this award, Mr. Kelliher extended his non-competition and non-solicitation obligations to the Company from one to two years after terminating employment with the Company. Mr. Kelliher also agreed that otherwise earned and vested amounts under this award will not be payable if Mr. Kelliher materially breaches any of these obligations.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, the Compensation Committee of the Board of Directors was composed of Messrs. Ehmann and Ballantine, Dr. Bisgard, Dr. Neel and Dr. England. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable Commission regulations.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors approves and recommends to the Board of Directors the compensation of the Company’s executive officers. Each member of the Compensation Committee is independent as defined by applicable law and the NASDAQ listing standards. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

Compensation Philosophy and Policies for Executive Officers

The Compensation Committee believes that the primary objectives of the Company’s executive compensation policies should be:

•	to attract, retain and motivate talented executives by providing overall compensation that is performance-based, externally competitive and internally equitable;

•	to provide appropriate incentives for executives to work toward the achievement of the Company’s annual financial performance and business goals based on the Company’s annual budget; and

•	to closely align the interests of executives with those of stockholders and the long-term interests of the Company by providing a combination of long-term equity-based incentive compensation along with performance-based cash awards.

The Compensation Committee believes that the Company’s executive compensation policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to review and evaluate its compensation policies annually in light of the Company’s financial performance, its annual budget and its position within the health care services industry, as well as the compensation policies of similar companies in the health care services industry, to ensure that such policies are appropriately configured to align the interests of its officers and stockholders and that the Company can continue to attract, retain and motivate talented executives. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of such executive’s performance and the executive compensation policies for that year.

During fiscal 2005, the Compensation Committee engaged an independent executive compensation consultant and, together with the Board of Directors, examined the Company’s overall compensation and benefits program, in particular the Company’s long-term incentive compensation benefits. Historically the Company’s long-term incentive compensation consisted almost entirely of stock option grants. The Compensation Committee requested input from both the Company’s senior management and an independent executive compensation consultant regarding a revised long-term incentive compensation structure. Following the Compensation Committee’s examination of the Company’s long-term incentive compensation structure, the Compensation Committee determined that, based on a number of factors, it was appropriate to adjust the program so that executives would be eligible to receive a combination of stock options, restricted stock units (“RSUs”) and performance-based cash awards, the amounts of which would vary with Company and individual performance and according to the level of responsibility.

The Compensation Committee periodically reviews executive compensation for other health care services companies. Some of the companies the Compensation Committee reviews are included among the composite group used in the Performance Graph presented in this proxy statement, consisting of the Center for Research in Security Prices Index (“CRSP”) for NASDAQ Stock Market and the CRSP Index for NASDAQ Health Services Stocks. In light of factors that are unique to the Company, the Compensation Committee believes that, while the Company competes generally with such other health care service companies, the position of the Company as a leading provider of health and care support services in the United States provides unique circumstances. These differences are important factors that the Compensation Committee expects to consider in determining executive compensation and in analyzing financial performance.

The Compensation Committee believes that in addition to corporate performance, it is appropriate in setting and reviewing executive compensation to consider the level of experience and responsibilities of each executive, the vulnerability of recruitment by other companies as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Qualitative factors such as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

Compensation of Named Executive Officers

The Compensation Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation and intermediate and long-term compensation and has applied the policies described herein to fiscal 2006 compensation for executive officers as described below.

Base Compensation.  In determining whether an increase in base compensation for the executive officers was appropriate for fiscal 2006, the Compensation Committee reviewed recommendations of management and consulted with the Chief Executive Officer. The Compensation Committee determined on the basis of discussions with the Chief Executive Officer, its experience in business generally and with the Company specifically what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive and the performance of the Company. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors it applied in reaching its base compensation decisions. The average merit increase for executive officers in fiscal 2006 (excluding the Chief Executive Officer) was 11%, including one-time increases designed to more closely align the salaries of certain executives with the market salary for their positions or promotions.

Annual Incentive Compensation.  The Compensation Committee believes that compensation should primarily be linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee for fiscal 2006 relied on cash bonuses awarded under the Annual Incentive Compensation Plan under which cash awards could be earned by the eligible employees, including all of the executive officers, based upon a comparison of actual earnings per share of the Company and targeted earnings per share as approved by the Compensation Committee for fiscal 2006 at the beginning of the fiscal year. Under the Annual Incentive Compensation Plan, the Chief Executive Officer may recommend, and the Compensation Committee may approve and recommend to the Board, at its discretion, cash awards under the Annual Incentive Compensation Plan based on subjective factors, such as the executive’s individual performance, unusual factors and strategic long-term decisions affecting the Company’s financial performance during the fiscal year. For fiscal year 2006, the executive officers were eligible to receive awards of up to 45% of their base salary. Based on the Company’s results for fiscal 2006, bonuses would have been paid to eligible colleagues at approximately 45% of the targeted bonus (or an amount equal to 20% of base salary in the case of executive officers). For fiscal 2006, the Chief Executive Officer of the Company recommended, and the Compensation Committee approved, that the Annual Incentive Compensation Plan award for fiscal 2006 be paid at approximately 88% of the targeted bonus, which in the case of the executive officers resulted in an Annual Incentive Compensation Plan award for fiscal 2006 equal to 39.6% of their base salary. The determination was based on the following factors. First, the Company’s core commercial business in fiscal 2006 substantially outperformed both its internal targets and analyst consensus expectations. Approximately 94% of the Company’s employees are devoted to the Company’s core commercial business, which continues to be the Company’s primary growth driver and which contributed over 97% of the Company’s revenue for fiscal 2006. Second, despite the fact that the Company did not achieve its short-term financial goals with respect to the Medicare Health Support programs, the Company is achieving a level of savings that allows for revenue to be recorded and positive operational metrics support expectations that the financial results in the future will ultimately reflect success. Lastly, the Compensation Committee believed that it was imperative that the Company acknowledge and reward the Company’s employees (including its executive officers) for the Company’s exceptional performance with respect to its core business in fiscal 2006 since that success allows the Company the opportunity to leverage its core business in emerging markets, such as the Medicare Health Support programs. For these reasons, the Chief Executive Officer recommended, and the Compensation Committee approved and recommended to the Board of Directors for their approval, the annual incentive bonuses at the levels discussed above.

Intermediate and Long-Term Incentive Compensation.  Stock options, RSUs, performance-based cash awards, contributions under the Company’s 401(k) Plan and contributions under the Company’s Capital Accumulation Plan are the principal vehicles the Company uses for payment of intermediate and long-term compensation.

401(k) Plan and Capital Accumulation Plan

As part of the 401(k) Plan, which is based on a calendar year, the Company has provided a matching contribution of 52 cents for each dollar of the participant’s voluntary salary contributions up to 6% of base salary. The annual maximum participant voluntary salary contribution for 2006, as established by the Internal Revenue Service, was $15,000. Approximately 29% of the Company matching contribution is in the form of Company Common Stock. All matching Company contributions to the 401(k) Plan vest over five years of service with the Company and are payable pursuant to the provisions of the 401(k) Plan.

Under the Company’s Capital Accumulation Plan, which is based on a calendar year, the Company makes contributions to the Capital Accumulation Plan on behalf of the executive officers that for calendar 2006 are based on (a) the executive officer’s voluntary salary deferrals into the Capital Accumulation Plan and (b) performance against targeted Company earnings per share for fiscal 2006 established prior to the start of the Capital Accumulation Plan year by the Compensation Committee. The portion of the Company’s contribution that is based on the executive officer’s voluntary salary deferrals provides that to the extent the executive officer cannot defer at least 6% of his/her base salary under the 401(k) Plan because of Internal Revenue Service maximum contribution limits, then the executive officer can defer the difference between his/her actual deferral and 6% of his/her annual base salary into the Capital Accumulation Plan, and the Company will provide a matching contribution of up to 52% of the amount deferred. Each executive officer is also eligible to contribute up to an additional 4% of base salary into the Capital Accumulation Plan, but no matching contribution will be made by the Company for this portion of the salary deferral.

With respect to the portion of the Capital Accumulation Plan contribution that is based on performance criteria for fiscal 2006 established by the Compensation Committee, executive officers were eligible to receive a Company contribution of between 3.5% and 18.5% of base salary for calendar 2006, provided that a minimum level of Company earnings per share for fiscal 2006 was attained. Awards are made as of December 31 of each year but are based on performance criteria for the fiscal year ended August 31 during that year. Therefore, the actual performance award under the Capital Accumulation Plan credited to executive officers during fiscal 2006 was an award of 16.25% of base salary earned during calendar 2005 based on performance during the fiscal year ended August 31, 2005. In addition, executive officers still employed by the Company as of December 31, 2006, will receive an award of 9.3% of base salary during that calendar year based on actual earnings per share achieved by the Company for fiscal 2006.

The Company’s contributions to the Capital Accumulation Plan vest equally over four years, and vested amounts are paid out upon the earliest of (1) one year following an executive’s termination of employment, (2) normal or early retirement, (3) death or disability or (4) a date selected prior to the beginning of each Capital Accumulation Plan year by the executive, but in no event will this selected date be earlier than four years from the beginning of the Capital Accumulation Plan year. In certain instances, payments upon termination of service may be delayed six months pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Capital Accumulation Plan account balances earn interest at a rate equal to the prevailing prime rate of interest plus 1% as of November 1 of each year for the succeeding calendar year. The Capital Accumulation Plan is not funded and is carried as an unsecured obligation of the Company.

Equity-Based Compensation Plans

The Compensation Committee considers that an integral part of the Company’s executive compensation program is an equity-based compensation plan that aligns executives’ long-range interests with those of the stockholders. This long-term incentive program is principally reflected in the 1991 Employee Stock Incentive Plan (the “1991 Plan”), the 1996 Stock Incentive Plan (the “1996 Plan”) and the Amended and Restated 2001 Stock Option Plan (the “2001 Plan”).

The Company has no set policy as to when equity-based compensation should be awarded, although historically the Company has awarded equity-based compensation to its executive officers annually. The Compensation Committee believes that the Company should continue to make it a part of its regular executive compensation policies to consider granting a mix of non-qualified stock options and RSUs to executive officers to provide long-term incentives as part of the compensation package that is reviewed annually for each executive officer. In order to encourage retention, beginning with the grant of options on August 24, 2004 and continuing thereafter, all stock options granted, including those options granted to executive officers, vest 100% on the fourth anniversary of the date of grant. In August 2005, in addition to stock options, the Company also began granting RSUs to its executive officers, which also vest 100% on the fourth anniversary of the date of grant. The stock options have a seven-year term and the exercise price of each stock option granted to executive officers is equal to the closing bid price on the date of grant. The Compensation Committee’s policy is that the material terms of stock options and RSUs for executive officers should not be amended after grant.

The Compensation Committee believes that long-term equity-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of the Company’s stockholders and, in particular, to provide only limited value in the event that the Company’s stock price fails to increase over time. The Compensation Committee determines the award of stock option and RSU grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term equity-based incentive compensation to the other executive officers. These stock options and RSUs are granted in part to reward the senior executives for their long-term strategic management of the Company and also to motivate the executives to improve stockholder value by increasing the value of this component of their entire compensation. They also reflect the Compensation Committee’s objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards.

In August 2005, in order to further align executive officers’ interests with stockholders’ interests and to promote the Company’s commitment to sound corporate governance, the Board of Directors adopted stock ownership guidelines (the “Guidelines”) for all of the Company’s officers (including its executive officers). The Guidelines require all officers of the Company to retain a minimum percentage (75% in the case of executive officers) of the net number of shares of Common Stock acquired through the exercise of stock options or the vesting of RSUs, after taking into account the effect of income taxes, that are granted in August 2005 or thereafter. Officers who do not meet the Guidelines may not be eligible for future equity awards.

Performance Awards

Beginning in August 2005, the Company also began granting performance cash awards to its executive officers. These performance cash awards are based on the Company’s average earnings per share growth (excluding the impact of the long-term incentive awards) over the three most recent fiscal years.

Compensation of Chief Executive Officer

The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

In reviewing and approving Mr. Leedle’s fiscal 2006 compensation, the Compensation Committee subjectively took into account the Company’s performance in fiscal 2005, including revenue growth, diluted earnings per share growth and total stockholder return as evidenced by the increase in the value of the Company’s stock during fiscal 2005 as well as the Company’s progress in developing its health and care support business. In addition, as discussed above, the Company engaged an independent executive compensation consultant to evaluate Mr. Leedle’s compensation as compared to other chief executive officers at comparable companies.

Based on these achievements, the prevailing marketplace, and competitive levels of compensation of other chief executive officers at comparable companies, the Compensation Committee determined that Mr. Leedle would receive an increase in his annual base compensation for fiscal 2006 of 20%. Under the Annual Incentive Compensation Plan, Mr. Leedle was eligible to receive an award for fiscal 2006 of 60.0% of base salary. Based on the Company’s actual earnings per share for fiscal 2006 as well as the qualitative factors discussed above with respect to the performance of the Company’s core commercial business, the Compensation Committee approved an annual incentive award to Mr. Leedle of $316,800, or approximately 52.8% of his fiscal 2006 base salary. In fiscal 2006, Mr. Leedle received a Company performance contribution pursuant to the Capital Accumulation Plan for performance in fiscal 2005 equal to 16.25% of his base salary during that period of time (in addition to the fixed matching contribution required thereunder). In addition, as a result of performance in fiscal 2006, he will receive a Company performance award pursuant to the Capital Accumulation Plan equal to 9.3% of his base salary earned during calendar 2006 (this award will not be contributed to his account until December 31, 2006) and a matching contribution of $6,934 to the Company’s 401(k) Plan on his behalf for the period September 1, 2005 through August 31, 2006. In addition, as a result of the earnings per share growth during the three fiscal year period ended August 31, 2005, Mr. Leedle was awarded a performance cash award under the Company’s 1996 Plan of $136,755, which was paid in fiscal 2006. Likewise, as a result of the earnings per share growth during the three fiscal year period ended August 31, 2006, Mr. Leedle was awarded a performance cash award under the Company’s 1996 Plan of $216,981, which was paid in fiscal 2007. For performance in fiscal 2006, on October 2, 2006, Mr. Leedle was granted 9,838 RSUs and a non-qualified stock option to purchase 39,599 shares of the Company’s Common Stock.

Compliance with Internal Revenue Code Section 162(m)

In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and while it is the Compensation Committee’s present intention to qualify to the maximum extent possible the Company’s executives’ compensation for deductibility under applicable tax laws, the Compensation Committee reserves the right to make future payments or grants which may not qualify as performance-based compensation if doing so would be in the best interest of the Company and its stockholders. The Compensation Committee believes that all incentive compensation of the Company’s current executive officers will qualify as a tax deductible expense when paid.

Respectfully submitted,

Jay C. Bisgard, M.D., Chairman

John W. Ballantine

Frank A. Ehmann

C. Warren Neel, Ph.D.

Mary Jane England, M.D.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended August 31, 2006, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 3 filing made by Mr. Chaput in October 2006 relating to one transaction in December 2005, and a late Form 5 filing for each of Mr. Cigarran and Mr. Herr in November 2006 relating to gifts made in fiscal 2006.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings.

Performance Graph

The following graph compares the total stockholder return of $100 invested on August 31, 2001 in (a) the Company, (b) the CRSP Index for NASDAQ Stock Market (U.S. Companies) (“NASDAQ U.S. Stocks”) and (c) the CRSP Index for NASDAQ Health Services Stocks (“NASDAQ Health Services”), assuming the reinvestment of all dividends.

	8/31/2001	8/30/2002	8/29/2003	8/31/2004	8/31/2005	8/31/2006
HWAY	$100	$81.2	$167.0	$257.1	$416.2	$491.6
NASDAQ U.S. Stocks	100	73.4	101.1	102.9	120.9	123.3
NASDAQ Health Services	100	86.4	112.5	133.9	202.7	224.5

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C	If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on August 31, 2001.

THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

DEADLINE FOR SUBMISSION OF STOCKHOLDER
PROPOSALS TO BE PRESENTED AT THE
2008 ANNUAL MEETING OF STOCKHOLDERS

It is contemplated that the Company’s 2008 Annual Meeting of Stockholders will take place in January 2008. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2008 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by the Company before the close of business on August 24, 2007. Notices of stockholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in the Company’s bylaws, if such notices are filed with the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders in the manner specified in the bylaws. For proposals that are not timely filed, the named proxies will retain discretion to vote proxies that the Company receives and will exercise authority in accordance with the recommendation of the Board of Directors. For proposals that are timely filed, the named proxies will retain discretion to vote proxies that the Company receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how the named proxies intend to exercise their voting discretion and (2) the proponent does not issue a proxy statement. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit their proposals by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all of the requirements for such inclusion established by the Commission at the time in effect.

DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT

TO STOCKHOLDERS SHARING AN ADDRESS

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Mary A. Chaput, Secretary, Healthways, Inc., 3841 Green Hills Village Drive, Nashville, Tennessee 37215.

MISCELLANEOUS

It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2006 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO MARY A. CHAPUT, SECRETARY, HEALTHWAYS, INC., 3841 GREEN HILLS VILLAGE DRIVE, NASHVILLE, TENNESSEE 37215. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY’S COST.

Date: December 22, 2006.

HEALTHWAYS, INC.

2007 STOCK INCENTIVE PLAN

Section 1.  Purpose; Definitions.

The purpose of the Healthways, Inc. 2007 Stock Incentive Plan (the “Plan”) is to enable Healthways, Inc. (the “Corporation”) to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” means (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate.

(f) “Change in Control” means the happening of any of the following:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation’s securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation’s securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

(g) “Common Stock” means the Corporation’s Common Stock, par value $.001 per share.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” means a committee of the Board consisting of all of the Outside Directors of the Company. To the extent that compensation realized in respect of Awards is intended to be “performance based” under Section 162(m) of the Code and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Section 162(m) of the Code, or that any member of the Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation.

(j) “Corporation” means Healthways, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

(k) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Corporation, was a “covered employee” of the Corporation within the meaning of Section 162(m) of the Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the Plan or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Corporation and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Corporation or with respect to the taxable year of the Corporation in which any applicable Award hereunder will be paid.

(l) “Disability” means, unless otherwise provided in an Award Agreement, either of the following: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m) “Early Retirement” for purposes of this Plan, shall be deemed to have occurred if (i) the sum of the participant’s age plus years of employment at the Company as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given written notice to the company at least one year prior to the proposed early retirement date of his or her intent to retire and (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Board of Directors shall make the determination of whether to approve or disapprove such request.

2

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o) “Fair Market Value” means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on the Nasdaq Stock Market (“Nasdaq”) or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

(p) “Incentive Stock Option” means any Stock Option intended to be and designated in an Award Agreement as an “Incentive Stock Option” within the meaning of Section 422 of the Code. Under no circumstances shall an Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(q) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s) “Normal Retirement” means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

(t) “Other Stock-Based Award” means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(u) “Outside Director” means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

(v) “Participant” shall mean any person who is eligible under Section 4 of the Plan and who receives an Award under the Plan.

(w) “Performance Award” shall mean any Award granted under Section 8.2 of the Plan.

(x) “Plan” means this Healthways, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(y) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(z) “Restricted Stock Unit” shall mean any unit granted under Section 7.5 of the Plan.

(aa) “Restriction Period” shall have the meaning provided in Section 7.

(bb) “Retirement” means Normal or Early Retirement.

(cc) “Stock” means the Common Stock.

(dd) “Stock Appreciation Right” means an award described in Section 6 of the Plan.

(ee) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

(ff) “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the

3

unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.  Administration.

The Plan shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the Outside Directors. The functions of the Committee specified in the Plan may be exercised by the Compensation Committee of the Board, provided that the full Committee shall have the final authority with respect to the administration of the Plan. The Committee shall have authority to grant, pursuant to the terms of the Plan, Awards to persons eligible under Section 4. In particular, the Committee shall have the authority, consistent with the terms of the Plan:

(a) to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more eligible employees;

(c) to determine the number of shares to be covered by each such Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Stock;

(f) to determine whether, to what extent and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate,on a tandem basis vis-a-vis other Awards under the Plan and/or awards made outside of the Plan;

(g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h) to determine whether to require payment withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Corporation and Plan Participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Corporation or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such Awards held by

4

Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

Section 3.  Shares of Stock Subject to Plan.

3.1 Shares Available.   The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 2,036,953 shares(which includes 35,591 shares of Stock with respect to which awards under the Corporation’s 1996 Stock Incentive Plan (the “1996 Plan”) were authorized but not awarded and 1,362 shares of Stock with respect to which awards under the Corporation’s Amended and Restated 2001 Stock Option Plan (the “2001 Plan”)), of which shares of Stock with respect to which Awards other than Stock Appreciation Rights and Options may be granted shall be no more than 1,000,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 3.2, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan shall be increased by the number of shares with respect to which Options or other Awards were granted under the 1996 Plan, 2001 Plan and the 1991 Employee Stock Incentive Plan (the “1991 Plan”) as of the effective date of this Plan, but which terminate, expire unexercised, forfeited or cancelled without the delivery of shares under the terms of the 1996 Plan, the 2001 Plan or the 1991 Plan, as the case may be, after the effective date of this Plan. If, after the effective date of the Plan, any shares of Stock covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates, expires unexercised or is canceled without the delivery of shares of Stock, then the shares covered by such Award, or to which such Award relates, or the number of shares of Stock otherwise counted against the aggregate number of shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become Stock with respect to which Awards may be granted.

3.2 Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan and in the number of shares subject to other outstanding Awards granted under the Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. The maximum number of shares that may be awarded to any Participant under Section 4 and Section 8.2(b) of this Plan will be adjusted in the same manner as the number of shares subject to outstanding Awards.

Section 4.  Eligibility.

Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted Awards. Subject to adjustment as provided in Section 3.2 hereof, no Participant may receive (i) Options or Stock Appreciation Rights under the Plan in any calendar year that, taken together, relate to more than 150,000 shares of Stock or (ii) Awards of Restricted Stock or Restricted Stock Units under the Plan in any calendar year that, taken together, related to more than 75,000 shares of Stock.

5

Section 5.  Stock Options.

5.1 Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. Options may be settled in cash or Stock.

5.2 Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant, in the case of both Incentive Stock Options and Non-Qualified Stock Options (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options).

5.3 Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years after the date the Option is granted in the case of Incentive Stock Options).

5.4 Exercise.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as otherwise provided herein or by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercise of any Stock Options, which conditions may be waived by the Committee in its sole discretion.

5.5 Method of Exercise.  The exercise price of a Stock Option Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Stock and cash. Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Option and to remit to the Corporation a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom. A Participant shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option only when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

6

5.6 Non-Transferability of Options.  Unless otherwise provided by the Committee at or after grant, no Stock Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

5.7 Termination by Death.  Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

5.8 Termination by Reason of Disability.  Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant,to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as maybe determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

5.9 Termination by Reason of Retirement.  Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

7

5.10 Other Termination.  Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option’s term if the involuntary termination is without Cause. If a Participant voluntarily terminates employment with the Corporation and any Subsidiary or Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option’s term.

5.11 Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such Participant during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(a) if (x) a Participant’s employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under this Section 5 of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an “Incentive Stock Option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(b) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

5.12 Buyout Provisions.  Subject to the provisions of Section 11, the Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

Section 6.  Stock Appreciation Rights.

6.1 Grant and Exercise.  A Stock Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to the achievement of specific performance goals. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

(a) A Stock Appreciation Right may be exercised by a Participant, subject to Section 6.2, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

8

(b) In the case of a Non-Qualified Stock Option, Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

6.2 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Stock Appreciation Rights granted in conjunction with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to a Participant subject to Section 16(a) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term. The exercise of Stock Appreciation Rights held by Participants who are subject to Section 16(a) of the Exchange Act shall comply with Rule 16b-3(e) thereunder, to the extent applicable. In particular, such Stock Appreciation Rights shall be exercisable only pursuant to an irrevocable election made at least six months prior to the date of exercise or within the applicable ten business day “window” periods specified in Rule 16b-3(e)(3).

(b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the exercise price per share specified in the Stock Appreciation Right multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(c) Unless otherwise provided by the Committee at or after grant, no Stock Appreciation Right shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(d) Upon the exercise of a Stock Appreciation Right issued in conjunction with an Option, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

Section 7.  Restricted Stock and Restricted Stock Units.

7.1 Administration.  Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the other terms, restrictions and conditions of the Awards in addition to those set forth in this Section 7. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

7.2 Awards and Certificates.  A Participant shall not have any rights with respect to a Restricted Stock Award unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully

9

executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

(a) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(b) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7.2(a).

(c) Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

(d) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3 Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) In accordance with the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Subject to Section 10 of the Plan, an Award of Restricted Stock shall be subject to a Restriction Period of not less than three (3) years provided, that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change of Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant’s employment with the Company is terminated without cause.

(b) Except as provided in this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14.5, in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the Award Agreement may also impose restrictions on the right to vote and the right to receive dividends.

(c) Subject to the applicable provisions of the Award Agreement, Section 10 of the Plan and this Section 7, upon termination of a Participant’s employment with the Corporation and any Subsidiary or Affiliate for any reason other than death, Disability or Retirement during the Restriction Period, all shares still subject to restriction will be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. Upon termination of a Participant’s employment with the Corporation and any Subsidiary or Affiliate for by reason of death, Disability or Retirement during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

10

(d) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the Participant promptly.

7.4 Minimum Value Provisions.  In order to better ensure that Award payments actually reflect the performance of the Corporation and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

7.5 Restricted Stock Units.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

(a) Each Restricted Stock Unit Award made under the Plan shall be for such number of shares of Stock as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock Unit Award. The agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Corporation in order for the forfeiture and transfer restrictions to lapse, which period shall not be less than three (3) years, provided that the Committee, in its sole discretion, may (i) provide for the lapse of such restrictions in installments over the Restriction Period and (ii) accelerate or waive such restrictions in whole or in part in the event of a Change of Control, death, Disability, Normal or Early Retirement of the Participant or in the event the Participant’s employment with the Company is terminated without cause. The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions.

(b) Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock. Restricted Stock Units shall be paid in cash, shares of Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement or other procedures approved by the Committee. Unless otherwise provided in the applicable Award Agreement, a Participant shall be credited with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on shares of Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of shares of Stock equal to the number of vested Restricted Stock Units then credited to the Participant. Unless otherwise provided by the Committee, any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be immediately vested) based upon the Fair Market Value of a share of Stock on the date of such crediting. Except as otherwise determined by the Committee at or after grant, and subject to the “retirement” exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation on the part of the Corporation, unless the Participant remains in continuous employment of the Corporation for the entire restricted period in relation to

11

which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Section 8.  Other Stock-Based Awards and Performance Awards.

8.1 Other Stock-Based Awards.  The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, provided that the Other Stock-Based Awards that are payable in Stock shall not exceed 10% of the shares of Stock authorized under the Plan as set forth in Section 3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

8.2 Performance Awards.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or shares of Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to Section 10 of the Plan, Performance Awards shall vest no sooner than one year after grant and shall otherwise be subject to the terms and provisions of this Section 8.2.

(a) The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.2, performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i) earnings before interest, taxes, depreciation and/or amortization;

(ii) operating income or profit;

(iii) operating efficiencies;

(iv) return on equity, assets, capital, capital employed, or investment;

(v) after tax operating income;

(vi) net income;

(vii) earnings or book value per share;

(viii) cash flow(s);

(ix) total sales or revenues or sales or revenues per employee;

(x) production;

(xi) stock price or total shareholder return;

(xii) dividends;

(xiii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any

12

Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares of Stock outstanding, or to assets or net assets.

(b) With respect to any Covered Officer, the aggregate maximum number of shares of Stock in respect of which all Performance Awards and Stock Options may be granted under Sections 5 and 8.2 of the Plan in each year of the performance period is 450,000, and the maximum amount of the aggregate Performance Awards denominated in cash is $1,000,000 (measured by the Fair Market Value of the maximum Award at the time of grant) in each year of the performance period.

(c) To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards to Covered Officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to reduce the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 9.  Awards to Outside Directors.

The Committee or the Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Committee or the Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors), be payable (either automatically or at the election of the Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Committee or the Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Outside Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

Section 10.  Change in Control Provisions.

In the event of a Change of Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan and/or extend the time during which an Award may be exercised following a Participant’s termination of employment; (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Unless otherwise provided in an Award Agreement, upon a Change in Control,

13

any Outstanding Awards under the Plan not previously exercisable and vested shall become fully exercisable and vested.

Section 11.  Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent or which, without the approval of the Corporation’s stockholders, would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) materially increase the benefits accruing to Participants under the Plan;

(c) materially modify the requirements as to eligibility for participation in the Plan; or

(d) materially modify the Plan within the meaning of the Nasdaq listing standards.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or another basis), provided that, except as provided in Section 3.2, the Committee may not modify any outstanding Stock Option so as to specify a lower exercise price or accept the surrender of an outstanding Stock Option and authorize the granting of a new Stock Option in substitution therefor specifying a lower exercise price. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12.  Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.  General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

(f) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

(h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable Award Agreement, no Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The designation of a beneficiary will not constitute a transfer.

15

Section 14.  Compliance with Section 409A of the Code.

No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

Section 15.  Effective Date of Plan.

The Plan shall be effective as of the date of approval of the Plan by a majority of the votes cast by the holders of the Corporation’s Stock.

Section 16.  Term of Plan.

No Award shall be granted pursuant to the Plan on or after February 2, 2017, but Awards granted prior to February 2, 2017 may be extended beyond that date.

16

VOTE BY TELEPHONE

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on February 2, 2007.
The undersigned hereby appoints Thomas G. Cigarran and Mary A. Chaput, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of Healthways, Inc. to be held at the Franklin Marriott Cool Springs, Cool Springs Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on February 2, 2007, at 9:00 a.m., local time, and any adjournments thereof.

Dated:	, 2007

Signature

Signature
Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys should show their full titles. If a corporation is stockholder, the corporate officer should sign in full corporate name and title, such as President or other officer. If a partnership is stockholder, please sign in partnership name by authorized person.

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so your shares may be represented at the Meeting.
Proxy card must be signed and dated on the reverse side.
êPlease fold and detach card at perforation before mailing.ê

HEALTHWAYS, INC.	PROXY

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTORS

	Nominees:	(1) William C. O’Neil, Jr.	(2) Ben R. Leedle, Jr.	(3) Alison Taunton-Rigby, Ph.D.
		(4) John A. Wickens	(5) L. Ben Lytle

		☐ FOR all nominees listed above (except as marked to the contrary below)		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below:
_______________________________________________________________________________________________________________________

2.	To consider and act upon a proposal to adopt a new 2007 Stock Incentive Plan.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies may vote on any other matters which may properly come before the meetin or any adjournment thereof.

(Continued and to be signed on reverse side.)